UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

January 12, 2011

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation) Delaware (Kilroy Realty, L.P.)	001-12675 (Kilroy Realty Corporation) 000-54005 (Kilroy Realty, L.P.)	95-4598246 (Kilroy Realty Corporation) 95-4612685 (Kilroy Realty, L.P.)

(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices)

(310) 481-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On January 12, 2011, Kilroy Realty Corporation’s (the “Company”) indirect subsidiary, Kilroy Realty 303, LLC (“Kilroy Realty 303”), executed a Promissory Note (the “Promissory Note”) evidencing a $135,000,000 loan (the “Loan”) payable to Metropolitan Life Insurance Company (“MetLife”). Kilroy Realty 303 owns an approximately 734,000 square foot office complex located at 303 Second Street, San Francisco, California (the “Property”). The Loan is secured by the Property and certain related assets (including an assignment of leases), pursuant to, among other things, a Deed of Trust, Security Agreement and Fixture Filing, dated January 12, 2011 (the “Deed of Trust”), executed by Kilroy Realty 303, as trustor, in favor of MetLife, as beneficiary. Pursuant to that certain Guaranty, dated January 12, 2011 (the “Guaranty”), Kilroy Realty, L.P., the operating partnership of the Company, has irrevocably and unconditionally guaranteed the obligations of Kilroy Realty 303 to MetLife under certain recourse provisions of the Promissory Note and the Deed of Trust and under the provisions of that certain Unsecured Indemnity Agreement, dated January 12, 2011 (the “Indemnity Agreement”), executed by Kilroy Realty 303. The Indemnity Agreement provides that that Kilroy Realty 303 will protect, defend, indemnify and hold harmless MetLife, its successors, assigns and affiliates and their respective officers, directors, shareholders and employees, from and against all Environmental Claims (as defined in the Indemnity Agreement), subject to certain exceptions.

Pursuant to the terms of the Promissory Note, the Loan matures on February 1, 2018 and accrues interest at a rate of 4.27% per annum. The Promissory Note is subject to customary prepayment terms and conditions.

The Promissory Note and the Deed of Trust contain various affirmative and negative covenants that are customary for loans of this type. Further, if the Company were to be unable to maintain certain financial covenants at levels consistent with the senior unsecured notes of Kilroy Realty, L.P., a cash management arrangement applicable to Kilroy Realty 303 would be implemented. The events of default under the Promissory Note include, among others, certain payment defaults and the noncompliance with or breach of provisions under the loan documents and certain bankruptcy or insolvency events, subject to applicable cure periods in certain cases.

The foregoing description of the Promissory Note, the Deed of Trust, the Guaranty and the Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Promissory Note, which is filed as Exhibit 10.1 to this report, the Deed of Trust, which is filed as Exhibit 10.2 to this report, the Guaranty, which is filed as Exhibit 10.3 to this report and the Indemnity Agreement, which is filed as Exhibit 10.4 to this report, all of which are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

10.1*	Promissory Note dated January 12, 2011, executed by Kilroy Realty 303, LLC

10.2*	Deed of Trust, Security Agreement and Fixture Filing dated January 12, 2011, executed by Kilroy Realty 303, LLC

10.3*	Guaranty dated January 12, 2011, executed by Kilroy Realty, L.P.

10.4*	Unsecured Indemnity Agreement dated January 12, 2011, executed by Kilroy Realty 303, LLC

99.1*	Press Release dated January 13, 2011

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: January 13, 2011	By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

KILROY REALTY, L.P.

	By:	KILROY REALTY CORPORATION
Its general partner

	By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Promissory Note dated January 12, 2011, executed by Kilroy Realty 303, LLC

10.2*	Deed of Trust, Security Agreement and Fixture Filing dated January 12, 2011, executed by Kilroy Realty 303, LLC

10.3*	Guaranty dated January 12, 2011, executed by Kilroy Realty, L.P.

10.4*	Unsecured Indemnity Agreement dated January 12, 2011, executed by Kilroy Realty 303, LLC

99.1*	Press Release dated January 13, 2011

*	Filed herewith.

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